Exhibit 10.1

INDEMNIFICATION And Advancement AGREEMENT

This Indemnification and Advancement Agreement (this “Agreement”) is made as of _______________, 20__, by and between OrthoPediatrics Corp., a Delaware corporation (the “Company”), and ______________, [a director / an officer] of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering indemnification and advancement.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly held corporations as directors, officers or in other capacities unless provided with adequate protection, through insurance or adequate indemnification and advancement of expenses, against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among U.S. corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations and other business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the business enterprise itself. The Amended and Restated Bylaws (the “Bylaws”) and the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws, the Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into by the Company with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, indemnification and advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws, the Certificate of Incorporation and any resolutions adopted pursuant thereto, is not a substitute therefor and does not diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, the Certificate of Incorporation, the DGCL and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as [a director / an officer] without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and/or to take on additional services for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.           Services to the Company. Indemnitee agrees to serve as [a director / an officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2.            Definitions. As used in this Agreement:

(a)          “Agent” means any person authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b)          A “Change in Control” occurs upon the earliest to occur, after the date of this Agreement, of any of the following events:

i.            Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the then outstanding securities of the Company, unless the change in relative beneficial ownership of such securities results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.         Change in Board of Directors. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.         Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv.         Liquidation. The approval by the Company’s stockholders of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.           Other Events. The occurrence of any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

vi.         For purposes of this Section 2(b), the following terms have the following meanings: (A) “Person” has the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (3) any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company; and (B) “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the Company’s stockholders approving a merger of the Company with another entity.

(c)          “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary or Agent of the Company or an Enterprise.

(d)          “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)          “Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, other than the Company, for which Indemnitee is or was serving at the request of the Company as a director, officer, employee or Agent.

(f)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)          “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. “Expenses” also includes (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, and (ii) for purposes only of Section 14(d) hereof, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties hereto agree that for the purposes of any advancement of Expenses for which Indemnitee has made a written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by an affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable. Notwithstanding the foregoing, “Expenses” does not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h)          “Independent Counsel” means a law firm, or a member thereof, that is experienced in matters of corporation law and is not, and in the past five years has not been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, “Independent Counsel” does not include any law firm, or member thereof, which under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)          “Potential Change in Control” means the occurrence of any of the following events: (i) the Company enters into any written or oral agreement, undertaking or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person, including the Company, publicly announces an intention to take or consider taking actions, the consummation of which would result in the occurrence of a Change in Control; (iii) any Person who becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors increases such Person’s beneficial ownership of such securities by 5% or more over such Person’s ownership on the date of this Agreement; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(j)          “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken (or any failure to take an action) by Indemnitee or of any action (or any failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement. “Proceeding” also includes a situation Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

(k)         [“Sponsor [Entity / Entities]” means _______________.]

Section 3.           Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. The Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, if Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 4.           Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. The Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Delaware Court of Chancery or other court in which such Proceeding was brought determines, upon application by Indemnitee, that despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.            Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

Section 6.            Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent or interviewee, or is otherwise asked to participate.

Section 7.           Partial Indemnification. If Indemnitee is entitled under this Agreement to indemnification by the Company for some or a portion of Expenses, but not for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.           Additional Indemnification. Notwithstanding any limitation in Section 3, 4 or 5 hereof, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law (including, but not limited to, the DGCL and any amendments thereto or replacements thereof adopted after the date of this Agreement that expand the Company’s ability to indemnify its officers and directors) if Indemnitee is, or is threatened to be made, a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 9.            Exclusions. Notwithstanding any other provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a)          for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) hereof and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)          for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory or common law, (ii) any reimbursement of the Company by Indemnitee of any bonus, other incentive- or equity-based compensation or of profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee thereof (including, but not limited to, any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act); or

(c)          initiated by Indemnitee, including any Proceeding (or any part thereof) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) such Proceeding or part thereof is to enforce Indemnitee’s rights to indemnification or advancement of Expenses, including a Proceeding (or any part thereof) initiated pursuant to Section 14 hereof, (ii) the Board authorized such Proceeding (or any part thereof) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10.          Advances of Expenses.

(a)          The Company will advance, to the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee in connection with (i) any Proceeding (or any part thereof) not initiated by Indemnitee or (ii) any Proceeding (or any part thereof) initiated by Indemnitee if (A) such Proceeding (or any part thereof) is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 14 hereof, or (B) the Board authorized such Proceeding (or any part thereof) prior to its initiation. The Company will advance the Expenses within thirty days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after the final disposition of any Proceeding.

(b)          Advances will be unsecured and interest free. Indemnitee undertakes to repay the amounts advanced, without interest, if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company, and no other form of undertaking is required. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 11.          Procedure for Notification of Claim for Indemnification or Advancement.

(a)          Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses under this Agreement as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in such notice a description of the nature of, and the facts underlying, the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing thereof.

(b)         The Company will be entitled to participate in the Proceeding at its own expense.

Section 12.          Procedure Upon Application for Indemnification.

(a)          Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; (iii) if there are no Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or (iv) if so directed by the Board, by the Company’s stockholders.

(b)          If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests that such selection be made by the Board)

(c)          The party selecting Independent Counsel pursuant to Sections 12(a)(iii) or 12(b) hereof will provide written notice of the selection to the other party. The notified party may, within ten days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” set forth in Section 2 hereof, and the objection must set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Independent Counsel so selected will act as Independent Counsel. If a written objection is properly and timely made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court of Chancery has determined that such objection is without merit. If, within thirty days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to such selection has not been resolved, either the Company or Indemnitee may petition the Delaware Court of Chancery for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) hereof, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)          Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification, and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will promptly advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, and such notice will include a description of any reason or basis for which indemnification has been denied and a copy of any written opinion provided to the Board by Independent Counsel.

(e)          If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within ten days after such determination.

Section 13.          Presumptions and Effect of Certain Proceedings.

(a)          In making a determination with respect to entitlement to indemnification under this Agreement, the person, persons or entity making such determination will, to the fullest extent permitted by applicable law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) hereof, and the Company will, to the fullest extent permitted by applicable law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met the applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)          If the determination of the Indemnitee’s entitlement to indemnification has not made pursuant to Section 12 hereof within 60 days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) hereof and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent permitted by applicable law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the purpose of obtaining or evaluating documentation and/or information relating thereto; provided, that the Determination Period may be extended an additional 15 days if the determination of entitlement to indemnification is to be made by the Company’s stockholders pursuant to Section 12(a)(iv) hereof.

(c)          The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)          For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on (i) the records or books of account of the Company, its subsidiaries or an Enterprise, including financial statements, (ii) information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries or an Enterprise in the course of their duties, (iii) the advice of legal counsel for the Company, its subsidiaries or an Enterprise or (iv) information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company” if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. This Section 13(d) is not exclusive and does not limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)          The knowledge, actions and/or failure to act of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of an Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 14.          Remedies of Indemnitee.

(a)          Indemnitee may commence litigation against the Company in the Delaware Court of Chancery to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 12 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 10 hereof, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 hereof within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Sections 5 or 6 hereof or pursuant to the second to last sentence of Section 12(d) hereof within ten days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Sections 3, 4, 7 or 8 hereof within ten days after a determination has been made that Indemnitee is entitled to indemnification or (vi) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee under this Agreement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause does not apply in respect of a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 hereof. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)          If a determination is made pursuant to Section 12 hereof that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14, will be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee may not be prejudiced by reason of such adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not introduce evidence of the determination made pursuant to Section 12 hereof.

(c)          If a determination is made pursuant to Section 12 hereof that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)          The Company is, to the fullest extent permitted by applicable law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(e)          It is the intent of the Company that, to the fullest extent permitted by applicable law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee under this Agreement. The Company, to the fullest extent permitted by applicable law, will (within ten days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses that are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and the Company will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith, were frivolous or are prohibited by law.

Section 15.          Establishment of Trust.

(a)          In the event of a Potential Change in Control or a Change in Control, the Company will, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and, from time to time upon written request of Indemnitee, will fund the Trust in an amount sufficient to satisfy the reasonably anticipated indemnification and advancement obligations of the Company to Indemnitee in connection with any Proceeding for which Indemnitee has demanded indemnification and/or advancement prior to such Potential Change in Control or Change in Control (the “Funding Obligation”). The trustee of the Trust (the “Trustee”) will be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to the Company. Nothing in this Section 15 relieves the Company of any of its obligations under this Agreement.

(b)          The amount or amounts to be deposited in the Trust pursuant to the Funding Obligation will be determined by mutual agreement of Indemnitee and the Company or, if the Company and Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) hereof. The terms of the Trust will provide that, except upon the consent of both Indemnitee and the Company, upon a Change in Control: (i) the Trust may not be revoked, or the principal thereof invaded, without the written consent of Indemnitee; (ii) the Trustee will make advances, to the fullest extent permitted by applicable law, within two business days of a request by Indemnitee; (iii) the Company will continue to fund the Trust in accordance with the Funding Obligation; (iv) the Trustee will promptly pay to Indemnitee all amounts for which Indemnitee is entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in the Trust revert to the Company upon mutual agreement by Indemnitee and the Company or, if Indemnitee and the Company are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) hereof, that Indemnitee has been fully indemnified under the terms of this Agreement. New York law (without regard to its conflicts of laws rules) will govern the Trust, and the Trustee will consent to the exclusive jurisdiction of the Delaware Court of Chancery, in accordance with Section 25 hereof.

Section 16.          Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)          The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any other agreement, any vote of stockholders, any resolution of directors or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than are afforded currently under the Bylaws, the Certificate of Incorporation or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy, pursuant to this Agreement, the greater benefits afforded by such change. No right or remedy conferred by this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy is cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy, hereunder or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)          The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated [(including, without limitation, any Sponsor Entity)].

(c)          The Company hereby acknowledges and agrees:

i.            the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding arising from or related to Indemnitee’s Corporate Status with the Company; (ii) the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding arising from or related to Indemnitee’s Corporate Status, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise; (iii) any obligation of any other Persons with whom or which Indemnitee may be associated [(including, without limitation, any Sponsor Entity)] to indemnify and/or advance Expenses to Indemnitee in respect of any Proceeding are secondary to the Company’s obligations; and (iv) the Company will indemnify and/or advance Expenses to Indemnitee under to the fullest extent provided by this Agreement without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated [(including, any Sponsor Entity)] or insurer of any such Person; and

ii.         the Company irrevocably waives, relinquishes and releases: [(A)] any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Sponsor Entity)] from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind, in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement; [and (B) any right to participate in any claim or remedy of Indemnitee against any current or former Sponsor Entity, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any current or former Sponsor Entity, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.]

iii.         In the event any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Sponsor Entity)] or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Sponsor Entity)] or their insurers affect the obligations of the Company under this Agreement or shift primary liability for the Company’s obligation to indemnify or advance Expenses to any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Sponsor Entity)].

iv.         Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated [(including, without limitation, any Sponsor Entity)] is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including, but not limited to, any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(d)          To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents of any Enterprise, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company’s efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including the selection of approved panel counsel, if required.

(e)          The Company’s obligation under this Agreement to indemnify or advance Expenses to Indemnitee for any Proceeding related to or arising from Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations that an Enterprise (or its insurers) owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain indemnification and advancement of Expenses from an Enterprise for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(f)          In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 17.         Duration of Agreement. This Agreement continues until and terminates upon the later of: (a) ten years after the date that Indemnitee ceases to serve as [a director / an officer] of the Company; or (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 14 hereof relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

Section 18.         Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and will remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 19.          Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by applicable law. The Company and Indemnitee intend that this Agreement provide, to the fullest extent permitted by applicable law, for indemnification in excess of that expressly provided, without limitation, by the Certificate of Incorporation the Bylaws, any vote of the Company stockholders or Disinterested Directors or applicable law.

Section 20.          Enforcement.

(a)          The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as [a director / an officer] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as [a director / an officer] of the Company.

(b)          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and is not a substitute therefor, and shall not diminish or abrogate any rights of Indemnitee thereunder.

Section 21.          Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provisions of this Agreement, nor will any waiver constitute a continuing waiver.

Section 22.          Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses under this Agreement. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation that it may have to Indemnitee under this Agreement or otherwise.

Section 23.          Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the recipient, (b) sent by reputable overnight courier to the recipient or (c) sent to the recipient by facsimile transmission, with receipt of oral confirmation that such communication has been received:

(a)          If to Indemnitee, to the address set forth on the signature page of this Agreement, or to such other address as may be furnished to the Company by Indemnitee.

(b)          If to the Company, to the address set forth below, or to such other address as may have been furnished to Indemnitee by the Company:

OrthoPediatrics Corp.

2840 Frontier Drive

Warsaw, IN 46582

Attention: General Counsel

Fax: (574) 269-3692

Section 24.          Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25.          Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) hereof, the Company and Indemnitee hereby irrevocably and unconditionally: (i) agree that any action or Proceeding arising out of or in connection with this Agreement may be brought only in the Delaware Court of Chancery and not in any other state or federal court in the United States or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or Proceeding arising out of or in connection with this Agreement; (iii) waive any objection to the laying of venue of any such action or Proceeding in the Delaware Court of Chancery; and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

Section 26.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original, but all of which together constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27.          Headings. The headings of this Agreement are used for convenience only and do not constitute part of this Agreement or affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

ORTHOPEDIATRICS CORP.	INDEMNITEE

By:
Name:	Name:
Title:	Address:

[Signature Page to Indemnification and Advancement Agreement]